As filed with the Securities and Exchange Commission on January 6, 2026
Registration Nos. 333-277297
333-277297-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SIMON PROPERTY GROUP, INC. AND
SIMON PROPERTY GROUP, L.P.
(Exact name of registrants as specified in its charter)
Simon Property Group, Inc. — Indiana Simon Property Group, L.P. — Indiana (State or other jurisdiction of incorporation or organization)	Simon Property Group, Inc. — 04-6268599 Simon Property Group, L.P. — 34-1755769 (I.R.S. Employer Identification No.)
225 West Washington Street, Indianapolis, IN 46204; (317) 636-1600
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Steven E. Fivel
Simon Property Group
225 West Washington Street
Indianapolis, Indiana 46204
(317) 636-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Julian T.H. Kleindorfer
Lewis W. Kneib
Alexa M. Berlin
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
(213) 485-1234

Approximate date of commencement of proposed sale to the public:
From time to time or at one time after the effective date of the Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
(Simon Property Group, Inc.)	Smaller reporting company ☐
Non-accelerated ☒	Emerging growth company ☐
(Simon Property Group, L.P.)
If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Amendment”), relates to each Registration Statement on Form S-3 (the “Registration Statement”), File Nos. 333-277297 and 333-277297-01, of Simon Property Group, Inc., an Indiana corporation (the “Company”), and Simon Property Group, L.P., an Indiana limited partnership (the “Operating Partnership”), which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on February 23, 2024.
This Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), to reflect (i) the redomestication, by conversion, of the Company from a corporation organized under the laws of the State of Delaware (the “Delaware Corporation”) to a corporation organized under the laws of the State of Indiana (the “Indiana Corporation”) by means of a plan of conversion (the “Plan of Conversion” and, such redomestication, the “Redomestication”), and (ii) the redomestication, by conversion, of the Operating Partnership from a limited partnership formed under the laws of the State of Delaware (the “Delaware OP”) to a limited partnership formed under the laws of the State of Indiana (the “Indiana OP”) by means of a plan of conversion (the “OP Plan of Conversion” and, such redomestication, the “OP Redomestication”).
On May 14, 2025, the Company filed (i) a certificate of conversion with the Secretary of State of the State of Delaware and (ii) articles of domestication with the Secretary of State of the State of Indiana, pursuant to which the Redomestication became effective on May 15, 2025, at 12:01 a.m. Eastern Time (the “Effective Time”). At the Effective Time:
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the Company’s domicile changed from the State of Delaware to the State of Indiana; and

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the affairs of the Company ceased to be governed by the laws of the State of Delaware and the Company’s existing amended and restated certificate of incorporation and amended and restated bylaws, and instead became governed by the laws of the State of Indiana and the articles of incorporation filed with the Secretary of State of the State of Indiana (the “articles of incorporation”) and the bylaws approved by the Company’s board of directors at the 2025 Annual Meeting (the “Meeting”) of shareholders of the Company held on May 14, 2025 (the “bylaws”).

Additionally, on May 14, 2025, the Operating Partnership filed (i) a certificate of conversion with the Secretary of State of the State of Delaware and (ii) articles of domestication with the Secretary of State of the State of Indiana, pursuant to which the OP Redomestication became effective on May 15, 2025, at 12:02 a.m. Eastern Time (the “OP Effective Time”). At the OP Effective Time:
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the Operating Partnership’s domicile changed from the State of Delaware to the State of Indiana; and

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the affairs of the Operating Partnership ceased to be governed by the laws of the State of Delaware and the Operating Partnership’s existing amended and restated certificate of limited partnership and eighth amended and restated limited partnership agreement, and instead became governed by the laws of the State of Indiana and the certificate of limited partnership filed with the Secretary of State of the State of Indiana (the “Indiana Certificate of Limited Partnership”) and the ninth amended and restated limited partnership agreement approved by the Company, as general partner of the Operating Partnership, and the Operating Partnership’s limited partners (the “partnership agreement”).

At the Effective Time, each outstanding share of common stock, par value $0.0001 per share, of the Delaware Corporation (the “Delaware Common Stock”) automatically converted into one outstanding share of common stock, par value $0.0001 per share, of the Indiana Corporation (the “Indiana Common Stock”). The Indiana Common Stock continues to be traded on the New York Stock Exchange (the “NYSE”) under the symbol “SPG.” At the OP Effective Time, (i) each outstanding unit of limited partnership interest of the Delaware OP automatically converted into one outstanding unit of limited partnership interest of the Indiana OP, and (ii) each outstanding long-term incentive plan interest of the Delaware OP automatically converted into one outstanding long-term incentive plan interest of the Indiana OP.

Except as modified by this Amendment, in accordance with Rule 414 under the Securities Act, the Company and the Operating Partnership hereby expressly adopt the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No additional securities are being registered under this Amendment.

PROSPECTUS
SIMON PROPERTY GROUP, INC.
Common Stock
Preferred Stock
Warrants
Depositary Shares
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission under a “shelf” registration or continuous offering process. We may sell any combination of the securities described in this prospectus in one or more offerings. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.
This prospectus may also be used to offer shares of common stock to be issued to limited partners of Simon Property Group, L.P. in exchange for units of partnership interests or to cover the resale of securities by one or more selling security holders.
We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus or in other offering material related to the securities or may be set forth in one or more documents incorporated by reference in this prospectus.
Our common stock is traded on the New York Stock Exchange under the symbol “SPG.”
You should read carefully both this prospectus and any prospectus supplement or other offering material before you make a decision to invest. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 6, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any other offering material may also add to, update or change information contained in the prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.
We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information on us and the securities being offered, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.
WHO WE ARE
Simon Property Group, Inc. is an Indiana corporation that operates as a self-administered and self-managed real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code. REITs will generally not be liable for U.S. federal corporate income taxes as long as they distribute not less than 100% of their REIT taxable income. Simon Property Group, L.P. is our majority-owned Indiana operating partnership subsidiary that owns all of our real estate properties and other assets.
We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, and The Mills®. As of September 30, 2025, we owned or held an interest in 194 income-producing properties in the United States, which consisted of 92 malls, 70 Premium Outlets, 14 Mills, six lifestyle centers, and 12 other retail properties in 37 states and Puerto Rico. As of September 30, 2025, we also owned an 88% noncontrolling interest in the Taubman Realty Group, LLC, or TRG, which has an interest in 22 regional, super-regional, and outlet malls in the U.S. and Asia. On October 31, 2025, we closed on the acquisition of the 12% interest in TRG for 5.06 million of the limited partnership units of our Operating Partnership. Internationally, as of September 30, 2025, we had ownership in 38 Premium Outlets, Designer Outlets, and Luxury Outlet properties primarily located in Asia, Europe, and Canada. As of September 30, 2025, we also owned a 22.4% equity stake in Klépierre SA, a publicly traded, Paris-based real estate company which owns, or has an interest in, shopping centers located in 14 countries in Europe. We also have interests in investments in retail operations (such as Catalyst Brands LLC); an e-commerce venture (Rue Gilt Groupe which operates shop.simon.com), and Jamestown (a global real estate investment and management company).
Our predecessor was organized as a Massachusetts business trust in 1971 and reorganized as a Delaware corporation on March 10, 1998. Our principal executive offices are located at 225 West Washington Street, Indianapolis, Indiana 46204. Our telephone number is (317) 636-1600. Our Internet website address is www.simon.com. The information in our website is not a part of, or incorporated by reference into, this prospectus.

If you want to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Information We File with the SEC” in this prospectus.
In this prospectus, unless the context otherwise requires, “we,” “us” and “our” refer to Simon Property Group, Inc. and its subsidiaries. “Simon Property” refers specifically to Simon Property Group, Inc. only and the “Operating Partnership” refers specifically to our majority-owned subsidiary, Simon Property Group, L.P.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We expect to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific offering. Our general corporate purposes may include repaying debt, financing capital commitments and financing future acquisitions. If we decide to use the net proceeds from an offering in some other way, we will describe the use of the net proceeds in the prospectus supplement for that offering.
If a prospectus supplement includes an offering of securities by selling security holders, we will not receive any proceeds from such sales.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

DESCRIPTION OF SECURITIES BEING OFFERED
Authorized Stock
We have the authority to issue 850,000,000 shares of capital stock, par value $0.0001 per share, consisting of the following:
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511,990,000 shares of common stock,

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10,000 shares of Class B common stock,

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100,000,000 shares of preferred stock, and

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238,000,000 shares of excess common stock, or Excess Stock.

Description of Common Stock and Class B Common Stock
Terms of Common Stock
As of December 31, 2025, there were 325,223,870 shares of common stock outstanding, which excludes the outstanding shares of Class B common stock described below and the shares of common stock held in treasury. The holders of shares of common stock:
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are entitled to one vote per share on all matters to be voted on by stockholders, other than the election of four directors who are elected exclusively by holders of Class B common stock;

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are not entitled to cumulative voting for the election of directors;

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are entitled to receive dividends as may be declared from time to time by the board of directors, in its discretion, from legally available assets, subject to preferential rights of holders of preferred stock;

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are not entitled to preemptive, subscription or conversion rights; and

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are not subject to further calls or assessments.

The shares of common stock currently outstanding are, and the shares to be sold from time to time in one offering or a series of offerings pursuant to this prospectus will be, validly issued, fully paid and non-assessable. There are no redemption or sinking fund provisions applicable to the common stock.
Terms of Class B Common Stock
As of December 31, 2025, we had 8,000 shares of Class B common stock outstanding. Holders of Class B common stock:
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are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, other than the election of four directors who are elected exclusively by the holders of Class B common stock;

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are not entitled to cumulative voting for the election of directors; and

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are entitled to receive ratably such dividends as may be declared by the board of directors out of legally available funds, subject to preferential rights of holders of preferred stock.

If we are liquidated, each outstanding share of common stock and Class B common stock, including shares of Excess Stock, if any, will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities, subject to the right of the holders of preferred stock, including any excess preferred stock into which shares of such series has been converted, to receive preferential distributions.
All outstanding shares of Class B common stock are subject to a voting trust of which Herbert Simon and David Simon are the voting trustees. The holders of Class B common stock are entitled to elect four of our directors. However, the number of Class B directors would decrease if the Simon family’s aggregate ownership interest in us, including common stock, Class B common stock and units of limited partnership interest of the Operating Partnership considered on an as-converted basis, decreases to less than 50% of their aggregate ownership interest as of August 9, 1996.
Shares of Class B common stock may be converted at the holder’s option into an equal number of shares of common stock. Shares of Class B common stock also convert automatically into an equal number of shares of common stock upon the sale or transfer thereof to a person not affiliated with the Simon family or if the Simon family’s aggregate ownership interest declines to specified levels.
Holders of shares of common stock and Class B common stock have no sinking fund rights, redemption rights or preemptive rights to subscribe for any of our securities.
Subject to any separate rights of holders of preferred stock or as described below, any vacancies on the board of directors resulting from death, disability, resignation, retirement, disqualification, removal from office, or other cause of a director shall be filled by a vote of the stockholders or a majority of the directors then in office provided, however, that any vacancy relating to a director elected by the Class B common stock is to be filled by the holders of the Class B common stock.
The articles of incorporation provide that, subject to the right of holders of any class or series separately entitled to elect one or more directors, if any such right has been granted, directors may be removed with or without cause upon the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.
Transfer Agent
Computershare Trust Company, N.A. is the transfer agent for our common stock.
Preferred Stock
Designated Series
As of December 31, 2025, of the 100,000,000 authorized shares of preferred stock, the only outstanding shares are the 796,948 shares of Series J 8.375% Cumulative Redeemable Preferred Stock.
Future Series
This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our articles of incorporation and the designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock. This section describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
We are authorized to issue up to 100,000,000 shares of preferred stock, par value $0.0001 per share. Our board of directors may issue from time to time shares of preferred stock in one or more series and with the relative powers, rights and preferences and for the consideration our board of directors may determine.
Our board of directors may, without further action of the stockholders, determine and set forth in a designation to the following for each series of preferred stock:
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the serial designation and the number of shares in that series;

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the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

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any voting powers of the shares;

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whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which the shares may be redeemed;

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the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

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whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

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whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

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any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our articles of incorporation.

Depending on the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control of us, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock. The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.
Warrants
General
This section describes the general terms and provisions of the warrants that we may offer pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued alone or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders or beneficial holders of warrants.
This section summarizes the general terms and provisions of the forms of warrant agreements and warrant certificates. Because this is only a summary, it does not contain all of the details found in the full text of the warrant agreements and the warrant certificates. We urge you to read the applicable form of warrant agreement and the form of warrant certificate that we will file in relation to an issue of any warrants.
If warrants for the purchase of common stock or preferred stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:
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the offering price;

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the total number of shares that can be purchased upon exercise and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

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the designation and terms of the series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

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the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

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the number of shares of common stock or preferred stock that can be purchased upon exercise and the price at which the common stock or preferred stock may be purchased upon exercise;

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the date on which the right to exercise the warrants begins and the date on which that right expires;

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U.S. federal income tax consequences; and

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any other terms of the warrants.

Unless the applicable prospectus supplement provides otherwise, warrants will be in registered form only. Until any warrants to purchase preferred stock or common stock are exercised, holders of the warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive dividends or to exercise any voting rights.
A holder of warrant certificates may:
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exchange them for new certificates of different denominations;

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present them for registration of transfer; and

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exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Exercise of Warrants
Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.
Unless the applicable prospectus supplement provides otherwise, a holder of warrants may exercise them by following the general procedure outlined below:
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delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

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properly completing and signing the reverse side of the warrant certificate representing the warrants; and

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delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you preferred stock or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to Warrant Agreements
Unless the applicable prospectus supplement provides otherwise, the following describes generally the provisions relating to amending and supplementing the warrant agreements.
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We and the warrant agent may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any modification or amendment or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.
Warrant Adjustments
The warrant certificate and the applicable prospectus supplement will describe the events requiring adjustment to the warrant exercise price or the number or principal amount of securities issuable upon exercise of the warrant.
Depositary Shares
General
We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by the depositary shares will be deposited under a separate deposit agreement between us, the depositary named therein and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each depositary receipt owner will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented thereby.
Depositary receipts issued pursuant to the applicable deposit agreement will evidence the depositary shares. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto. If the depositary determines that it is not feasible to make such distribution, the depositary may, with our approval, sell the property and distribute the net proceeds from such sale to the holders.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, the holders thereof will be entitled to delivery, to or upon such holders’ order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Thereafter, holders of such shares of preferred stock will not be entitled to receive depositary shares for the preferred stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder a new depositary receipt evidencing the excess number of depositary shares.
Redemption of Depositary Shares
Provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the redemption date, whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed. The redemption price per depositary share will be equal to the fraction of the redemption price and any other amounts per share payable with respect to the preferred stock represented by such depositary share. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected as nearly as may be practicable without creating fractional depositary shares, pro rata, or by any other equitable method we determine.
From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled to receive upon such redemption upon surrender to the depositary of the depositary receipts representing the depositary shares.
Voting of the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares, it will abstain from voting the amount of preferred stock represented by such depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the depositary’s negligence or willful misconduct.
Liquidation Preference
Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Conversion of Preferred Stock
Except with respect to certain conversions in connection with the preservation of our REIT status, the depositary shares are not convertible into our common stock or any other of our securities or property. Nevertheless, if the applicable prospectus supplement so specifies, the holders of the depositary receipts may surrender their depositary receipts to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of our preferred stock or other shares of our capital stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion of the depositary shares utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement
By agreement, we and the depositary at any time can amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to holders of the related preferred stock will be effective only if the existing holders of at least two-thirds of the depositary shares have approved the amendment. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time an amendment becomes effective shall be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.
Upon 30 days’ prior written notice to the depositary, we may terminate the deposit agreement if (a) such termination is necessary to preserve our status as a REIT or (b) a majority of each series of preferred stock affected by such termination consents to such termination. Upon the termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts together with any other property held by the depositary with respect to the depositary receipt. If the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.
The deposit agreement will automatically terminate if (a) all outstanding depositary shares shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into our capital stock not so represented by depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges. The holders will also pay the fees and expenses of the depositary for any duties, outside of those expressly provided for in the deposit agreement, the holders request to be performed.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. We may at any time remove the depositary, and any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of $50,000,000 or more.
Miscellaneous
The depositary will forward to holders of depositary receipts any reports and communications from us which are received by the depositary with respect to the related preferred stock.
We and the depositary will not be liable if either of us is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence or, in the case of any action or inaction in the voting of preferred stock represented by the depositary shares, gross negligence or willful misconduct. If satisfactory indemnity is furnished, we and the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary receipts for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on our claims, requests or instructions.

IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS
AND INDIANA LAW
Partnership Agreement
The partnership agreement contains voting requirements that limit the possibility that we will be acquired or undergo a change in control, even if some of our stockholders believe that a change would be in our and their best interests. Specifically, the partnership agreement provides that we must have the approval of the holders of a majority of the units of limited partnership interest held by limited partners in order to:
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merge, consolidate or engage in any combination with another person other than a general partner of the Operating Partnership, or

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sell all or substantially all of our assets.

Indiana Law and Certain Articles of Incorporation and Bylaw Provisions
Our articles of incorporation and bylaws and certain provisions of the Indiana Business Corporation Law (“IBCL”) may have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt that a stockholder would consider in its best interest. This includes an attempt that might result in a premium over the market price for the shares held by stockholders. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. They are also expected to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging takeover proposals because, among other things, negotiation of takeover proposals might result in an improvement of their terms.
Control Share Acquisitions
Under Chapter 42 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.
Under the IBCL, “control shares” means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person (directly or indirectly, alone or as part of a group) to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges:
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one-fifth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more.

“Control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition. “Issuing public corporation” means a corporation which has (i) 100 or more shareholders, (ii) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned of record or owned beneficially by Indiana residents or (C) 1,000 shareholders resident in Indiana.

The above provisions do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or bylaws, including a bylaw adopted by the corporation’s board of directors, provide that they do not apply. Our articles of incorporation provide that Chapter 42 does not apply to us.
Certain Business Combinations
Chapter 43 of the IBCL restricts the ability of a “resident domestic corporation” to engage in any business combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the business combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the business combination was not previously approved, the interested shareholder may effect a business combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified fair price criteria. For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.
The definition of “beneficial owner” for purposes of Chapter 43, means a person who individually or with or through any of its affiliates or associates, directly or indirectly, owns or has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares, or holds any “derivative instrument” that includes the opportunity to profit or share in any profit derived from any increase in the value of the subject shares.
The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in their original articles of incorporation or an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our articles of incorporation do not exclude us from Chapter 43.
Classified Board of Directors
Under Section 23-1-33-6(c) of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act, must have a classified board of directors unless the original articles of incorporation contain a provision, or the corporation adopts a bylaw expressly electing not to be governed by this provision. Our articles of incorporation provide that Section 23-1-33-6(c) does not apply to us.
Unanimous Written Consent of Shareholders
Under Chapter 29 of the IBCL, any action required or permitted to be taken by the holders of common stock may be effected only at an annual meeting or special meeting of such holders, and shareholders may act in lieu of such meetings only by unanimous written consent.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or bring other business before an annual meeting of stockholders. This procedure provides that
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the only persons who will be eligible for election as directors are persons who are nominated by or at the direction of the board of directors, or by a stockholder who (i) has complied with the advance notice procedures by giving timely written notice containing specified information to the Secretary prior to the meeting at which directors are to be elected or (ii) has complied with the proxy access provisions described below under “— Proxy Access”, and
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the only business that may be conducted at an annual meeting is business that has been brought before the meeting by or at the direction of the board of directors or by a stockholder who has given

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timely written notice containing specified information to the Secretary of the stockholder’s intention to bring the business before the meeting.

In general, pursuant to the advance notice provisions of our bylaws, we must receive written notice of stockholder nominations to be made or business to be brought at an annual meeting not less than 120 days prior to the first anniversary of the date of the previous year’s annual meeting, in order for the notice to be timely. The notice must contain information concerning the person or persons to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.
The purposes of requiring stockholders to give us advance notice of nominations and other business include the following:
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to afford the board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business;

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to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about such qualifications or business; and

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to provide a more orderly procedure for conducting meetings of stockholders.

Our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals for action. However, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed. Our bylaws may also discourage or deter a third party from soliciting proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us and our stockholders.
Proxy Access
Our bylaws also permit a stockholder, or group of up to 20 stockholders, owning at least three percent of our outstanding common stock (excluding Class B common stock) continuously for at least three years, to nominate and include in our proxy materials for our annual meeting of stockholders director nominees constituting up to the greater of two nominees or 20% of the number of directors on our board of directors which, at such time, the common stockholders are entitled to elect. The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in our bylaws.
In general, we must receive written notice of a nomination pursuant to the proxy access provisions of our bylaws no earlier than 150 days and no later than 120 days prior to the first anniversary of the date that we first mailed our proxy statement for the previous year’s annual meeting of stockholders, in order for the notice to be timely. The notice must contain certain information specified in our bylaws.
Director Action
Our articles of incorporation and bylaws and the IBCL generally require that a majority of a quorum is necessary to approve any matter to come before the board of directors. Certain matters, including sales of property, transactions with members of the Simon family and related persons and certain affiliates and certain other matters, will also require approval of a majority of the independent directors on the board of directors.
Indemnification
Chapter 37 of the IBCL authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith, and in the case of official action, they reasonably believed the conduct was in the corporation’s best interests, and in all other cases, they reasonably believed the action taken was not against the best interests of the corporation, and in the case of criminal proceedings they had reasonable cause to believe the conduct was lawful or there was no reasonable cause to believe the conduct was unlawful. Chapter 37 of the IBCL also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Chapter 37 of the IBCL states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.
Our articles of incorporation and bylaws provide for indemnification, to the fullest extent permitted by the IBCL, of our directors, officers, employees and agents against liability and reasonable expenses that may be incurred by them in connection with any threatened, pending, or completed investigation, claim, suit, or proceeding, whether civil, administrative, investigative, or criminal in which they may become involved by reason of their relationship to us. Our articles of incorporation and bylaws also provide for mandatory advancement of expenses to such persons provided certain conditions are met, including provision of a written undertaking to repay such advancements, should it be determined that the person is not entitled to indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Duties and Liability
Under Chapter 35 of the IBCL, directors are required to discharge their duties:
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in good faith;

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with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

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in a manner the directors reasonably believe to be in the best interests of the corporation.

However, the IBCL also provides that a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness.
This exoneration from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.
Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Chapter 35 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might otherwise be looked upon for guidance in interpreting Indiana corporate law, including decisions that impose a higher or different degree of scrutiny on actions taken by directors in response to a proposed acquisition of control of the corporation, are inconsistent with the proper application of the business judgment rule under that section.
Exclusive Forum
Our articles of incorporation provide that, unless we consent in writing to the selection of an alternative forum, the Commercial Court as organized and administered under the authority of the Circuit Court in Marion County, Indiana, or if such court is not in existence or the selection of such forum is not effective under applicable law, the Circuit Court in Marion County, Indiana (or, if such courts lack jurisdiction, the United States District Court for the Southern District of Indiana) shall have sole and exclusive jurisdiction for (i) any derivative action brought on our behalf; (ii) any action asserting a breach of fiduciary duty owed by any director, officer, employee, or agent of ours to us or to any of our constituents identified in Section 23-1-35-1(d) of the IBCL; (iii) any action asserting a claim arising under any provision of the IBCL, our articles of incorporation, or bylaws; or (iv) any actions otherwise relating to our internal affairs.

RESTRICTIONS ON OWNERSHIP AND TRANSFER
Our articles of incorporation contain certain restrictions on the number of shares of capital stock that stockholders may own. Certain requirements must be met for us to maintain our status as a REIT, including the following:
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not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code, to include certain entities, during the last half of a taxable year other than the first year, and

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our capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

In part because we currently believe it is essential for us to maintain our status as a REIT, the provisions of our articles of incorporation with respect to Excess Stock contain restrictions on the acquisition of our capital stock intended to ensure compliance with these requirements.
Our articles of incorporation provide that, subject to certain specified exceptions, no stockholder may own, or be deemed to own by virtue of the attribution rules of the Code, more than the ownership limit. The ownership limit is equal to 8%, or 18% in the case of members of the Simon family and related persons, of any class of capital stock. The board of directors may exempt a person from the ownership limit if the board of directors receives a ruling from the Internal Revenue Service, or the IRS, or an opinion of tax counsel that such ownership will not jeopardize our status as a REIT.
Anyone acquiring shares in excess of the ownership limit will lose control over the power to dispose of the shares, will not receive dividends declared and will not be able to vote the shares. In the event of a purported transfer or other event that would, if effective, result in the ownership of shares of stock in violation of the ownership limit, the transfer or other event will be deemed void with respect to that number of shares that would be owned by the transferee in excess of the ownership limit. The intended transferee of the excess shares will acquire no rights in those shares of stock. Those shares of stock will automatically be converted into shares of Excess Stock according to rules set forth in our articles of incorporation.
Upon a purported transfer or other event that results in Excess Stock, the Excess Stock will be deemed to have been transferred to a trustee to be held in trust for the exclusive benefit of a qualifying charitable organization designated by us. The Excess Stock will be issued and outstanding stock, and it will be entitled to dividends equal to any dividends which are declared and paid on the stock from which it was converted. Any dividend or distribution paid prior to our discovery that stock has been converted into Excess Stock is to be repaid upon demand. The recipient of the dividend will be personally liable to the trust. Any dividend or distribution declared but unpaid will be rescinded as void with respect to the shares of stock and will automatically be deemed to have been declared and paid with respect to the shares of Excess Stock into which the shares were converted. The Excess Stock will also be entitled to the voting rights as are ascribed to the stock from which it was converted. Any voting rights exercised prior to our discovery that shares of stock were converted to Excess Stock will be rescinded and recast as determined by the trustee.
While Excess Stock is held in trust, an interest in that trust may be transferred by the purported transferee, or other purported holder with respect to the Excess Stock, only to a person whose ownership of the shares of stock would not violate the ownership limit. Upon such transfer, the Excess Stock will be automatically exchanged for the same number of shares of stock of the same type and class as the shares of stock for which the Excess Stock was originally exchanged.
Our articles of incorporation contain provisions that are designed to ensure that the purported transferee or other purported holder of the Excess Stock may not receive in return for such a transfer an amount that reflects any appreciation in the shares of stock for which the Excess Stock was exchanged during the period that the Excess Stock was outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be paid over to the trust. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess Stock may be deemed, at our option, to have acted as an agent on behalf of the trust in acquiring or holding the Excess Stock and to hold the Excess Stock on behalf of the trust.

Our articles of incorporation further provide that we may purchase, for a period of 90 days during the time the Excess Stock is held by the trustee in trust, all or any portion of the Excess Stock from the original transferee-stockholder at the lesser of the following:
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the price paid for the stock by the purported transferee, or if no notice of such purchase price is given, at a price to be determined by the board of directors, in its sole discretion, but no lower than the lowest market price of such stock at any time prior to the date we exercise our purchase option, and

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the closing market price for the stock on the date we exercise our option to purchase.

The 90-day period begins on the date of the violative transfer or other event if the original transferee-stockholder gives notice to us of the transfer or, if no notice is given, the date the board of directors determines that a violative transfer or other event has occurred.
Our articles of incorporation further provide that in the event of a purported issuance or transfer that would, if effective, result in us being beneficially owned by fewer than 100 persons, such issuance or transfer would be deemed null and void, and the intended transferee would acquire no rights to the stock.
All certificates representing shares of any class of our stock bear a legend referring to the restrictions described above.
All persons who own, directly or by virtue of the attribution rules of the Code, more than 5%, or such other percentage as may be required by the Code or regulations promulgated thereunder, of the outstanding stock must give written notice to us containing the information specified in the articles of incorporation before January 30 of each year. In addition, each stockholder shall, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares as the board of directors deems necessary to comply with the provisions of the articles of incorporation or the Code applicable to a REIT.
The Excess Stock provision will not be removed automatically even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of us without the approval of our board of directors.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the purchase, ownership or disposition of our capital stock. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this discussion, references to “we,” “our” and “us” mean only Simon Property Group, Inc. and do not include any of its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:
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the Code;

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current, temporary and proposed Treasury regulations promulgated under the Code, or the Treasury Regulations;

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the legislative history of the Code;

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administrative interpretations and practices of the IRS; and

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court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock, or our election to be taxed as a REIT.
You are urged to consult your tax advisors regarding the tax consequences to you of:
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the exercise of redemption rights with respect to the common units;

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the purchase, ownership and disposition of our capital stock, including the U.S. federal, state, local, non-U.S. and other tax consequences;

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our election to be taxed as a REIT for U.S. federal income tax purposes; and

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potential changes in applicable tax laws.

Tax Consequences of the Exercise of Redemption Rights
If you are a holder of common units and you exercise your right to require the Operating Partnership to redeem all or part of your common units, and we elect to acquire some or all of your common units in exchange for our common stock, the exchange will be a taxable transaction. You generally will recognize gain in an amount equal to the value of our common stock that you receive, plus the amount of liabilities of the Operating Partnership allocable to your common units being exchanged, less your tax basis in those common units. The recognition of any loss may be subject to a number of limitations set forth in the Code.

The character of any gain or loss as capital or ordinary, or any gain as recapture gain under Section 1250 of the Code, will depend on the nature of the assets of the Operating Partnership at the time of the exchange. The tax treatment of any redemption of your common units by the Operating Partnership in exchange for cash may be similar, depending on your circumstances.
Taxation of Our Company
General
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 1973. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.
Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended December 31, 2016, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
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First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

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Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

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Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

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Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

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Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “— Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

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Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

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Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.
We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.
From time to time, we may own properties in other countries, which may impose taxes on our operations within their jurisdictions. We will exercise reasonable efforts to structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
(1)   that is managed by one or more trustees or directors;
(2)   that issues transferable shares or transferable certificates to evidence its beneficial ownership;
(3)   that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;
(4)   that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;
(5)   that is beneficially owned by 100 or more persons;
(6)   not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and
(7)   that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our articles of incorporation provide for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading “Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “— Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries
In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “— Tax Aspects of Our Operating Partnership and the Subsidiary Partnerships and Limited Liability Companies.”
We have control of the Operating Partnership and certain subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. However the Operating Partnership has non-managing ownership interests in certain joint ventures, and we may become a limited partner or non-managing member of additional partnerships in the future. If any such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We and our Subsidiary REITs (as defined below) may from time to time own and operate certain properties or other assets through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries
The Operating Partnership owns interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income to the extent distributions received from a taxable REIT subsidiary are paid from the taxable REIT subsidiary’s current or accumulated earnings and profits. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “— Asset Tests.” Taxpayers (including taxable REIT subsidiaries) are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See “— Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.
Ownership of Interests in Subsidiary REITs
We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a Subsidiary REIT). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.
Income Tests
We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

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Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;
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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

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We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

Although the Operating Partnership and other of our affiliates will perform all development, construction and leasing services for, and generally will operate and manage, wholly-owned properties directly without using an “independent contractor,” we believe that, in almost all instances, the only services to be provided to lessees of these properties will be those usually or customarily rendered in connection with the rental of space for occupancy only. To the extent any non-customary services are provided, such services will generally, but not necessarily in all cases, be performed by a taxable REIT subsidiary. In any event, we intend that the amounts we receive for non-customary services that may constitute “impermissible tenant service income” from any one property will not exceed 1% of the total amount collected from such property during the taxable year.
We generally do not intend, and, as the general partner of the Operating Partnership, we do not intend to permit the Operating Partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where any portion of the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We have investments in several entities located outside the United States and from time to time may invest in additional entities or properties located outside the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.
To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but (subject to certain exceptions) not the 75%, gross income test. Notwithstanding the foregoing, our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property.
We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “— Failure to Qualify” below. As discussed above in “— General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income
Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the Operating Partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the general partner of the Operating Partnership, we intend to cause the Operating Partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit the Operating Partnership or its subsidiary partnerships, to enter into sales that are prohibited transactions resulting in a material amount of penalty tax. The IRS may successfully contend that some or all of the sales made by the Operating Partnership or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.

Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Asset Tests
At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 25% (20% for taxable years beginning after December 31, 2017 and before January 1, 2026) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We and the Operating Partnership own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting power limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 25% (20% for taxable years beginning after December 31, 2017 and before January 1, 2026) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
In addition, we may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65, or the Revenue Procedure, provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the IRS as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to the Operating Partnership or as limited partners exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in the Operating Partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements
To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:
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90% of our REIT taxable income; and

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90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “— General.”
Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships (including the Operating Partnership) are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. However, Subsidiary REITs we may own from time to time may not be publicly offered REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement authorizes us, as the general partner of the Operating Partnership, to use best efforts to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid. In addition, if a dividend paid by a REIT (including any of our Subsidiary REITs) is treated as a preferential dividend, in lieu of treating the dividend as not counting toward satisfying the 90% distribution requirement, the IRS may provide a remedy to cure such failure if the IRS determines that such failure is (or is of a type that is) inadvertent or due to reasonable cause and not due to willful neglect.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Like-Kind Exchanges
We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Tax Liabilities and Attributes Inherited in Connection with Acquisitions
From time to time, we or the Operating Partnership may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “— General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.
Moreover, we or one of our subsidiaries may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we or our subsidiary, as applicable, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “— Prohibited Transaction Income”).
Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.
Failure to Qualify
If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of Our Operating Partnership and the Subsidiary Partnerships and Limited Liability Companies
General
Substantially all of our investments are held indirectly through the Operating Partnership. In addition, the Operating Partnership has non-managing ownership interests in certain joint ventures and holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by the Operating Partnership, including its share of the assets of its subsidiary partnerships, based on our capital interests in each such entity. See “— Taxation of Our Company — Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.”

A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity (e.g., the Operating Partnership) for all purposes under the Code, including all REIT qualification tests.
Entity Classification
Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that the Operating Partnership or any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “— Taxation of Our Company — Asset Tests” and “— Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “— Taxation of Our Company — Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of the Operating Partnership or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe the Operating Partnership and each of the subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.
The Treasury Regulations provide that certain specified foreign entities are taxed as corporations. Foreign entities with two or more members are taxed as partnerships if (a) at least one of the members has unlimited liability for the liabilities of the entity or (b) the entity elects to be taxed as a partnership. Each foreign entity having two or more members in which we are treated as an owner (either directly or indirectly) for tax purposes has elected to be taxed as a partnership or as a taxable REIT subsidiary. Certain foreign entities with only one member are also taxed as corporations unless the entity elects to have its existence as separate from its member disregarded for tax purposes. Each such single member entity has elected either to be treated as a disregarded entity or to be taxed as a taxable REIT subsidiary.
Allocations of Items of Income, Gain, Loss and Deduction
A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of the Operating Partnership and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations With Respect to the Properties
Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
The Operating Partnership may, from time to time, acquire interests in property in exchange for interests in the Operating Partnership. In that case, the tax basis of these property interests generally will carry over to the Operating Partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of the Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in the Operating Partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “— Taxation of Our Company — Requirements for Qualification as a REIT” and “— Annual Distribution Requirements.”
Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules
Under current tax law, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including the Operating Partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. In some cases, we may be able to use deficiency dividend procedures to reduce such tax liability. Investors are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in our capital stock.
Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock
The following discussion is a summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock. This discussion is limited to holders who hold our capital stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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persons holding our capital stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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REITs or regulated investment companies;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock being taken into account in an applicable financial statement;

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persons deemed to sell our capital stock under the constructive sale provisions of the Code;

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tax-qualified retirement plans; and

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persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock that, for U.S. federal income tax purposes, is or is treated as:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally
Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “— Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
Capital Gain Dividends
Dividends that we properly designate as capital gain dividends will generally be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains
We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:
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include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

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receive a credit or refund for the amount of tax deemed paid by it;

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increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations
Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “— Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Capital Stock
Except as described below under “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.
Redemption or Repurchase by Us
A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “— Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
•
is “substantially disproportionate” with respect to the U.S. holder,

•
results in a “complete redemption” of the U.S. holder’s stock interest in us, or

•
is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “— Dispositions of Our Capital Stock.”

Tax Rates
The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.
Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income, or UBTI, to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our articles of incorporation, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.
Distributions Generally
Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
(1)
a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)
the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests
Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
(1)
the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs,

whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (or qualified shareholders) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains
Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Capital Stock
Except as described below under “— Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain ownership rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” ownership generally will be determined by looking through certain pass-through entities and certain other entities. Notwithstanding the foregoing ownership rules, a person who at all applicable times holds less than 5% of a class of a REIT’s stock that is “regularly traded” on an established securities market in the United States will be treated as a United States person unless the REIT has actual knowledge that such person (i) is not a United States person or (ii) in certain cases, is a foreign-controlled entity. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:

(1)
such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2)
such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us
A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Taxation of Non-U.S. Holders of Our Capital Stock — Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “— Sale of Our Capital Stock.”
Information Reporting and Backup Withholding
U.S. Holders
A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or proceeds from the sale or other taxable disposition of such stock. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders
Payments of dividends on our capital stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock and capital gains from the sale or other disposition of stock, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Los Angeles, California, and Barnes & Thornburg LLP, Indianapolis, Indiana, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement. Certain U.S. federal income tax matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Simon Property Group, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Simon Property Group, Inc.’s internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
DISCLOSURE OF COMMISSION
POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES
Pursuant to our articles of incorporation and bylaws, we will indemnify any of our officers or directors who is made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was an officer or director to the fullest extent permitted by Indiana law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC
The SEC allows us to “incorporate by reference” the information we file with them, which means:
•
incorporated documents are considered part of the prospectus;

•
we can disclose important information to you by referring you to those documents; and

•
information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus.

Our Exchange Act filing number is 001-14469.
The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with the SEC rules, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Current Report on Form 8-K or related exhibits furnished pursuant to Item 9.01 of Current Report on Form 8-K) until we have sold all of the securities to which this prospectus relates or the applicable offering of securities is otherwise terminated:
•
our Annual Report on Form 10-K for the year ended December 31, 2024;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025;

•
the description of the shares of our common stock contained in the Registration Statement on Form 8-A/A filed on June 4, 2009, as amended by the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended by any subsequent amendment or report filed for the purpose of updating such description;

•
the description of our Series J 8.375% Cumulative Redeemable Preferred Stock contained in the Registration Statement on Form 8-A filed on December 2, 2004;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2025 (as supplemented on May 5, 2025); and

•
our Current Reports on Form 8-K, filed with the SEC on February 6, 2025, March 20, 2025, May 15, 2025, August 7, 2025 and August 19, 2025.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the document), call or write us at the following address: Simon Property Group, 225 West Washington Street, Indianapolis, IN 46204, Attention: Investor Relations (317) 685-7330.

PROSPECTUS
SIMON PROPERTY GROUP, L.P.
Debt Securities
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission under a “shelf” registration or continuous offering process. We may offer the non-convertible debt securities described in this prospectus in one or more offerings. The debt securities will be our direct unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We may offer the debt securities separately or together, in separate series and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.
We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these debt securities. The specific terms of any debt securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus or in other offering material related to the debt securities or may be set forth in one or more documents incorporated by reference in this prospectus.
You should read carefully both this prospectus and any prospectus supplement or other offering material before you make a decision to invest. This prospectus may be used to offer and sell debt securities only if accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 6, 2026.

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ABOUT THIS PROSPECTUS
This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any other offering material may also add to, update or change information contained in the prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov.
We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information on us, our affiliates and the securities being offered, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.
WHO WE ARE
We are a majority-owned operating partnership subsidiary of Simon Property Group, Inc. (“Simon Property”), which has elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Simon Property’s common stock is listed on the New York Stock Exchange under the symbol “SPG.”
We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, and The Mills®. As of September 30, 2025, we owned or held an interest in 194 income-producing properties in the United States, which consisted of 92 malls, 70 Premium Outlets, 14 Mills, six lifestyle centers, and 12 other retail properties in 37 states and Puerto Rico. As of September 30, 2025, we also owned an 88% noncontrolling interest in the Taubman Realty Group, LLC, or TRG, which has an interest in 22 regional, super-regional, and outlet malls in the U.S. and Asia. On October 31, 2025, we closed on the acquisition of the 12% interest in TRG for 5.06 million of our limited partnership units. Internationally, as of September 30, 2025, we had ownership in 38 Premium Outlets, Designer Outlets, and Luxury Outlet properties primarily located in Asia, Europe, and Canada. As of September 30, 2025, we also owned a 22.4% equity stake in Klépierre SA, a publicly traded, Paris-based real estate company which owns, or has an interest in, shopping centers located in 14 countries in Europe. We also have interests in investments in retail operations (such as Catalyst Brands LLC); an e-commerce venture (Rue Gilt Groupe which operates shop.simon.com), and Jamestown (a global real estate investment and management company).
We were formed on November 18, 1993 as a Delaware limited partnership. Simon Property is our sole general partner. Our principal executive offices are located at 225 West Washington Street, Indianapolis, Indiana 46204. Our telephone number is (317) 636-1600. Our Internet website address is www.simon.com. The information in our website is not a part of, or incorporated by reference into, this prospectus.
If you want to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Information We File with the SEC” in this prospectus.
In this prospectus, the “Operating Partnership” and the terms “we,” “us” and “our” refer to Simon Property Group, L.P. and its subsidiaries. “Simon Property” refers specifically to our sole general partner, Simon Property Group, Inc.

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USE OF PROCEEDS
We expect to use the net proceeds from the sale of debt securities for general business purposes, unless otherwise specified in the prospectus supplement relating to a specific offering. Our general business purposes may include repaying debt, financing capital commitments and financing future acquisitions. If we decide to use the net proceeds from an offering in some other way, we will describe the use of the net proceeds in the prospectus supplement for that offering.

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DESCRIPTION OF SECURITIES BEING OFFERED
The securities offered by this prospectus will be debt securities issued under an Indenture dated as of November 26, 1996, or the Indenture, among us, The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee, and a former affiliate, as guarantor. The former affiliate was subsequently merged into the Operating Partnership.
As used in this prospectus, “debt securities” means the debt securities that we issue and that the trustee authenticates under the Indenture. Capitalized terms used but not defined under this prospectus have the meanings given to them in the Indenture.
We have summarized material terms and provisions of the Indenture below. The following summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the Indenture. We have included references to section numbers of the Indenture so that you can easily locate the summarized provisions. If you would like more information on any of these provisions, you should read the relevant sections of the Indenture. We have included a copy of the Indenture as an exhibit to our registration statement relating to the debt securities. See “Where You Can Find More Information.”
The debt securities will not be convertible into or exchangeable for any capital stock of Simon Property or any equity interest in us.
Terms of the Debt Securities
The Indenture does not limit the amount of debt securities we may issue under it. We may issue debt securities from time to time, without limit as to aggregate principal amount and in one or more series. The terms of each series of debt securities will be established in a resolution of the board of directors of our general partner or in one or more supplemental indentures. Without the consent of the holders of the debt securities, we may issue multiple series of debt securities with different terms or “reopen” a previous series of debt securities and issue additional debt securities of that series. (Section 301). The terms of the debt securities include those provisions contained in the Indenture, the supplemental indenture relating to a series of debt securities and those made a part of the Indenture by reference to the Trust Indenture Act of 1939.
The prospectus supplement relating to a series of debt securities being offered will include the specific terms of those debt securities and may include modifications of or additions to the general terms described in this prospectus. The specific terms will include:
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the title of the debt securities;

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the aggregate principal amount of the debt securities and whether there is any limit on the aggregate principal amount that we may subsequently issue;

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the percentage of the principal amount at which the debt securities will be issued;

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the principal amount payable whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

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the date or dates on which the principal of the debt securities will be payable, or the manner in which the payment date or dates will be determined;

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whether the debt securities will bear interest at a fixed or variable rate or not at all and, as applicable:

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the interest rate or the manner in which the interest rate is determined,

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the date or dates from which any interest will accrue, or the method for determining such date or dates,

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the basis upon which interest shall be calculated if other than a 360-day year of twelve 30-day months,

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the record dates and interest payment dates for the debt securities, or the method(s) of determining such dates, and

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the first interest payment date.

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the places where payments on the debt securities will be payable and where the debt securities may be surrendered for registration of transfer or exchange;

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any provision that would obligate or permit us to repurchase, redeem or repay some or all of the debt securities, including any sinking fund requirements;

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the redemption period or periods, redemption price or prices and the terms and conditions upon which the debt securities may be redeemed, if any;

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whether the debt securities are denominated or payable in a foreign currency, units of two or more foreign currencies or a composite currency or currencies, and the related terms, conditions and consequences;

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any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities;

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whether the debt securities will be issued in certificated or book-entry form, and the identity of the depositary for debt securities issued in book-entry form;

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whether the debt securities will be in registered or bearer form, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the debt securities in either form;

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the applicability, if any, of the defeasance and covenant defeasance options described under “— Discharge, Defeasance and Covenant Defeasance” and any modifications of these provisions;

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whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person for specified taxes, assessments or other governmental charges and, if so, whether we have the option to redeem the affected debt securities rather than pay the additional amounts;

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with respect to any debt securities that provide for optional redemption or prepayment upon the occurrence of certain events (such as a change of control),

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the possible effects of such provisions on the market price of the debt securities or in deterring certain mergers, tender offers or other takeover attempts, and our intention to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with these provisions,

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whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness such that payment on the debt securities may be effectively subordinated, and

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the existence of any limitation on our financial or legal ability to repurchase such debt securities upon the occurrence of such an event (including, if true, the lack of assurance that such a repurchase can be effected) and the impact, if any, under the Indenture of such a failure, including whether and under what circumstances such a failure may constitute an Event of Default; and

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any other material terms of the debt securities.

You should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to a series of debt securities will describe these considerations, if they apply.
One or more series of debt securities may provide that if their maturity is accelerated, the amount due and payable will be less than their stated principal amount. These are referred to as “Original Issue Discount Securities”. The prospectus supplement relating to any debt securities issued as Original Issue Discount Securities will describe, if material or applicable, the special U.S. federal income tax consequences, accounting and other special considerations that you should consider before purchasing them.
Denominations, Interest, Registration and Transfer
We will issue each series of debt securities in fully registered form without coupons and/or in bearer form with or without coupons, as described in the applicable prospectus supplement. The Indenture provides

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that we may issue debt securities in global form. If any series of debt securities is issued in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.
Unless the applicable prospectus supplement states otherwise, debt securities issued in fully registered form will be issued in denominations of $1,000 and any integral multiple thereof and debt securities issued in bearer form will be issued in denominations of $5,000 and any integral multiple thereof. Debt securities in global form may be issued in any denomination. (Section 302).
Unless the applicable prospectus supplement states otherwise, we will pay the principal of and any premium or interest on any series of debt securities in registered form at the corporate trust office of the trustee, currently located at 311 S. Wacker Drive, Suite 6200B, Chicago, IL 60606. At our option, we may pay interest by check, wire transfer or any other means permitted under the terms of the debt securities. Unless the applicable prospectus supplement states otherwise, we will have the option to pay interest by check mailed to the person in whose name the debt securities are registered on the applicable record dates or by wire transfer of funds to that person at an account maintained within the United States. (Sections 301, 307 and 1002). Payments on global debt securities will be made to the depositary or its nominee in accordance with the then-existing arrangements between the paying agent(s) for the global debt securities and the depositary. See “— Global Securities.”
You may present debt securities for exchange, and registered debt securities for transfer, in the manner, at the places and subject to the restrictions set forth in the Indenture and the applicable prospectus supplement. You may transfer debt securities in bearer form and the coupons, if any, by delivery. There will be no service charge for any transfer or exchange of debt securities, but we may require payment to cover any tax or other governmental charge related to the transfer or exchange. (Section 305).
We are not required and the trustee is not required:
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to issue or register the transfer or exchange of any debt security, or portion of a registered debt security, selected for redemption; or

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to issue or register the transfer or exchange of any debt security for a period of 15 days prior to the selection of debt securities to be redeemed; or

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to exchange any debt security issued in bearer form that has been selected for redemption, unless such debt security is being exchanged for a registered debt security of the same series and of like tenor, provided that the registered debt security is simultaneously surrendered for redemption; or

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to issue or register the transfer or exchange of any debt security, in whole or in part, surrendered for repayment at the option of the holder. (Section 305).

Ranking
The debt securities will be our direct, unsecured and unsubordinated obligations and will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding, and the debt securities will be effectively subordinated to the claims of mortgage lenders holding our secured indebtedness, as to the specific property securing each lender’s mortgage and to claims of creditors of our subsidiaries to the extent of the assets of those subsidiaries. Subject to specified limitations in the Indenture and as described below under “— Covenants,” the Indenture permits us to incur additional secured and unsecured indebtedness.
Except as described below under “— Covenants — Merger, Consolidation or Sale,” the Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of:
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a highly leveraged or similar transaction involving us or any of our affiliates;

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a change of control; or

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a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

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Restrictions on the ownership and transfer of the shares of common stock of Simon Property designed to preserve its status as a REIT, however, may act to prevent or hinder a change of control.
No Guarantee by Predecessor Operating Partnership
The Indenture indicates that a predecessor operating partnership subsidiary of Simon Property that had the same name as us would guarantee the payment of any securities issued under the Indenture. Effective December 31, 1997, this predecessor operating partnership was merged into us. As a result, we acquired all of the assets and partnership interests it previously owned and its obligations as guarantor under the Indenture were terminated.
Covenants
The following covenants will apply to the debt securities unless they are amended or supplemented in the supplemental indenture relating to a particular series of debt securities:
Merger, Consolidation or Sale
We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:
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either we will be the continuing entity or the successor entity will be an entity organized and existing under U.S. laws and the successor entity expressly assumes payment of the principal of, premium, if any, and any interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

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immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of a Subsidiary as a result thereof as having been incurred by us or that Subsidiary at the time of the transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, will have occurred and be continuing; and

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an officer’s certificate and legal opinion covering these conditions is delivered to the trustee. (Section 801 and 803).

Existence
Except as described under “— Merger, Consolidation or Sale,” above, we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (by partnership agreement and statute) and franchises. However, we will not be required to preserve any right or franchise if we determine that its loss is not disadvantageous in any material respect to the holders of the debt securities. (Section 1006).
Maintenance of Properties
We will cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We will also cause to be made all necessary repairs, renewals, replacements, betterments and improvements on these properties. Our obligations with respect to the maintenance of these properties is subject to our reasonable judgment as to what may be necessary so that the business carried on in connection with these properties may be properly conducted at all times. We and our Subsidiaries will not be prevented from selling or otherwise disposing of any properties for value in the ordinary course of business. (Section 1007).
Insurance
We will, and will cause each of our Subsidiaries to, keep in force insurance policies on all our insurable properties. The insurance policies will be issued by financially sound and reputable companies protecting against loss or damage at least equal to the property’s then full insurable value (subject to reasonable deductibles determined by us). (Section 1008).

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Payment of Taxes and Other Claims
We will pay or discharge or cause to be paid or discharged, before the same become delinquent:
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all taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our income, profits or property or upon any Subsidiary’s income, profits or property; and

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all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any Subsidiary;

excluding, however, any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. (Section 1009).
Provision of Financial Information
Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, and to the extent permitted under the Exchange Act, we will file with the SEC the annual reports, quarterly reports and other documents required under Section 13 or 15(d) (the “Financial Information”) on or prior to the respective dates (the “Required Filing Dates”) by which we would have been required to file those documents if we were subject to Section 13 or 15(d). We also will in any event within 15 days of each Required Filing Date:
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transmit copies of the Financial Information by mail to all holders of debt securities (as their names and addresses appear in the security register) without cost to the holders, and

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file copies of the Financial Information with the trustee.

If we are not permitted to file these documents with the SEC under the Exchange Act, we will supply copies of the documents to any prospective holder promptly upon written request. (Section 1010).
Waiver; Additional Covenants
Compliance with the covenants described in this prospectus and with respect to the debt securities generally may not be waived by us, or by the trustee, unless the holders of at least a majority in principal amount of all outstanding debt securities consent to the waiver.
Any additional or different covenants with respect to any series of debt securities will be set forth in the applicable prospectus supplement.
Modification of the Indenture
Modifications and amendments of the Indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities (as defined in the Indenture) affected by the modification or amendment (voting as a single class); provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:
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change the stated maturity of the principal of, or premium, if any, on, or any installment of principal of or interest on, any debt security;

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reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of the debt security or reduce the amount of principal of an Original Issue Discount Security (as defined in the Indenture) that would be due and payable upon acceleration of maturity or that would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any debt securities;

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change the place of payment, or the coin or currency, for payment of principal or premium, if any, or interest on the debt securities;

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impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities on or after the stated maturity of any debt security;

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reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is necessary to modify or amend the Indenture, for any waiver with respect to the debt

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securities, or to waive compliance with specified provisions of the Indenture or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or
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modify any of the foregoing provisions or any of the provisions relating to the waiver of specified past defaults or specified covenants, except to increase the required percentage to effect the action or to provide that specified other provisions of the Indenture may not be modified or waived without the consent of the holder of each affected outstanding debt security. (Section 902).

The holders of not less than a majority in principal amount of a series of outstanding debt securities have the right to waive compliance by us with covenants relating to those debt securities in the Indenture. (Section 1013).
Modifications and amendments of the Indenture may be permitted to be made by us and the trustee without the consent of any holder of debt securities for any of the following purposes:
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to evidence the succession of another person to us as obligor under the Indenture;

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to add to our covenants for the benefit of the holders of any series of debt securities or to surrender any right or power conferred upon us in the Indenture;

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to add Events of Default for the benefit of the holders of any series of debt securities;

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to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

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to change or eliminate any provisions of the Indenture, provided that any change or elimination shall become effective only when the outstanding debt securities are not entitled to the benefit of that provision;

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to secure the debt securities;

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to establish the form or terms of the debt securities of any series;

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to provide for the acceptance of appointment under the Indenture by a successor trustee or facilitate the administration of the trust under the Indenture by more than one trustee;

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to cure any ambiguity, defect or inconsistency in the Indenture, provided that the action is not inconsistent with the provisions of the Indenture and will not adversely affect the interests of holders of debt securities of any series in any material respect; or

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to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of debt securities, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect. (Section 901).

The Indenture provides that in determining whether the holders of the requisite principal amount of a series of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of those debt securities, (1) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof, (2) the principal amount of a debt security denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in (1) above) of that debt security, (3) the principal amount of an Indexed Security that shall be deemed Outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to the Indenture, and (4) securities owned by the Operating Partnership or any other obligor upon the securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded. (Section 101).

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The Indenture contains provisions of convening meetings of the holders of debt securities of a series issuable, in whole or in part, as bearer securities. (Section 1501). A meeting will be permitted to be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the Indenture. (Section 1502). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage in principal amount of the outstanding debt securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, then with respect to such action (and only such action) the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum. (Section 1504).
Notwithstanding the foregoing provisions, the Indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or the holders of that series and any other series:
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there will be no minimum quorum requirement for the meeting; and

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the principal amount of the outstanding debt securities of the series that votes in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture. (Section 1504).

Events of Default, Notice and Waiver
Unless amended, modified or supplemented in the supplemental indenture relating to a particular series of debt securities, the term “Event of Default,” when used in this prospectus and the Indenture means any one of the following events:
(1)   default in the payment of any interest upon the debt securities when the interest becomes due and payable, and continuance of the default for a period of 30 days;
(2)   default in the payment of the principal of, or premium, if any, on, any debt security when it becomes due and payable at its Maturity Date or by declaration of acceleration, notice of redemption or otherwise;
(3)   default in making a required sinking fund payment, if any;
(4)   default in the performance of any of our covenants in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued under the Indenture) and continuance of the default for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the debt securities, a written notice specifying the default and requiring it to be remedied and stating that the notice is a “Notice of Default” under the Indenture;
(5)   a default in the payment of an aggregate principal amount exceeding $30 million of any of our recourse indebtedness (however evidenced) after the expiration of any applicable grace period with

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respect thereto and the default has resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, but only if that indebtedness is not discharged, or the acceleration rescinded or annulled within a period of 10 days after there has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities, a written notice specifying the default and requiring us to cause the indebtedness to be discharged or cause the acceleration to be rescinded or annulled and stating that the notice is a “Notice of Default” under the Indenture;
(6)   specific events of bankruptcy, insolvency or reorganization affecting us or certain Subsidiaries or any of their respective properties; or
(7)   any other Event of Default provided with respect to a particular series of debt securities issued under the Indenture. (Section 501).
If an Event of Default under the Indenture with respect to the debt securities at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities may declare the principal amount and premium or Make-Whole Amount, if any, and accrued interest on all the debt securities to be due and payable immediately by written notice thereof to us, and to the trustee if given by the holders; provided, that in the case of an Event of Default described in clause (6) above, acceleration is automatic. However, at any time after a declaration of acceleration with respect to the debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities may, by written notice to us and the trustee, rescind and annul the declaration and its consequences if:
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we have deposited with the trustee all required payments of the principal of, and premium or Make-Whole Amount, if any, and interest on the debt securities, plus specified fees, expenses, disbursement and advances of the trustee; and

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all Events of Default with respect to the debt securities, other than the non-payment of principal of, or Make-Whole Amount, if any, or interest on the debt securities which has become due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture. (Section 502).

The holders of not less than a majority in principal amount of the debt securities of any series may waive any past default with respect to such series and its consequences, except a default:
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in the payment of the principal of, or premium, if any, or interest payable on any debt security of that series; or

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in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each debt security of the affected series. (Section 513).

The trustee will be required to give notice to the holders of the debt securities within 90 days of the occurrence of a default under the Indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default, except a default in the payment of the principal of, or premium or Make-Whole Amount, if any, or interest on the debt securities, if and so long as specified responsible officers of the trustee determine in good faith that the withholding of the notice is in the interest of the holders. (Section 601).
The Indenture provides that no holder of debt securities may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding debt securities, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the payment of the principal of, and premium or Make-Whole Amount, if any, and interest on the debt securities on the due date thereof. (Sections 507 and 508).
Subject to provisions in the Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any

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holders of debt securities then outstanding under the Indenture, unless the holders have offered to the trustee reasonable security or indemnity. (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities not joining therein and the trustee may take any other action it deems proper and not inconsistent with the direction given. (Section 512).
Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several of our specified officers, stating whether or not the officer has knowledge of any default under the Indenture and, if so, specifying each default and the nature and status thereof. (Section 1011).
Discharge, Defeasance and Covenant Defeasance
We are permitted under the Indenture to discharge specific obligations to the holders of the debt securities that have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee, in trust, funds in the currency in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and premium or Make-Whole Amount, if any, and interest to the date of the deposit, if the debt securities have become due and payable, or to the stated Maturity Date or redemption date, as the case may be. (Section 401).
The Indenture also provides that we may elect either:
•
to defease and be discharged from any and all obligations with respect to the debt securities other than the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust (“defeasance”); or

•
to be released from our obligations with respect to the debt securities and any other covenant, and any omission to comply with these obligations shall not constitute an Event of Default with respect to the debt securities (“covenant defeasance”);

in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency in which the debt securities are payable at stated maturity, or Government Obligations, or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of, and premium or Make-Whole Amount, if any, and interest on the debt securities on the scheduled due dates therefor. (Sections 1402 and 1404). If either of these options are available to us with respect to a specific series of debt securities, we will indicate it in the prospectus supplement relating to that series of debt securities. Unless the prospectus supplement relating to that series of debt securities provides otherwise, the terms of the defeasance option and the covenant defeasance option will be as described in this section.
A trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel, as specified in the Indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service, or the IRS, or a change in applicable federal income tax law occurring after the date of the Indenture. (Section 1404).
“Government Obligations” means securities that are:
•
direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or

•
obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

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which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depositary receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depositary receipt.
Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to any series of debt securities:
•
the holder of a debt security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or

•
a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into a currency, currency unit or composite currency in which that debt security becomes payable as a result of such election or such Conversion Event based upon the applicable market exchange rate. (Section 1405).

“Conversion Event” means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (c) any currency unit (or composite currency) other than the ECU for the purposes for which it was established. All payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.
If we effect covenant defeasance with respect to any debt securities and these debt securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (4) under “— Events of Default, Notice and Waiver” with respect to Sections 1006 to 1010, inclusive, of the Indenture, which sections would no longer be applicable to the debt securities as a result of the covenant defeasance, or described in clause (7) under “— Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the Default. We would remain liable, however, to make payment of the amounts due at the time of acceleration.
The applicable prospectus supplement may describe further the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above with respect to the debt securities of a particular series.
Concerning the Trustee
The Indenture provides that there may be more than one trustee with respect to one or more series of debt securities. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. (Section 608). If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will administer separate trusts under the Indenture, and, except as otherwise indicated by the Indenture, any action to be taken by a trustee with respect to one or more series of debt securities may be taken only by the trustee for that series. (Section 609).

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Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of global securities will be described in the applicable prospectus supplement relating to that series.
Governing Law
The Indenture is governed by, and construed in accordance with, the laws of the State of New York, and once issued the debt securities will be as well.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of debt securities issued by us, but does not purport to be a complete analysis of all potential tax effects. Supplemental U.S. federal income tax considerations relevant to holders of debt securities offered by this prospectus may be provided in the prospectus supplement that relates to those debt securities. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, or the Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the debt securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the debt securities.
This discussion is limited to holders who hold the debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or former long-term residents of the United States;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons holding the debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
real estate investment trusts or regulated investment companies;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons deemed to sell the debt securities under the constructive sale provisions of the Code; and

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the debt securities being taken into account in an applicable financial statement (as defined in the Code).

If an entity treated as a partnership for U.S. federal income tax purposes holds the debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP

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AND DISPOSITION OF THE DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Tax Consequences Applicable to U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a debt security that, for U.S. federal income tax purposes, is or is treated as:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest
Interest on a debt security generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the debt securities will be issued without original issue discount for U.S. federal income tax purposes.
Sale or Other Taxable Disposition
A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. Holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the debt security for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a debt security or receives proceeds from the sale or other taxable disposition of a debt security (including a redemption or retirement of a debt security). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Consequences Applicable to Non-U.S. Holders
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a debt security that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.
Payments of Interest
Interest paid on a debt security to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:
•
the Non-U.S. Holder does not, actually or constructively, own 10% or more of our capital or profits;

•
the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•
either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the Non-U.S. Holder holds its debt security directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.
If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an

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applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Tax Consequences Applicable to Non-U.S. Holders — Payments of Interest”) unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “— Tax Consequences Applicable to Non-U.S. Holders — Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a debt security (including a retirement or redemption of the debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of a debt security paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to

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non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, a debt security paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a debt security. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a debt security on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the debt securities.

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LEGAL MATTERS
Unless otherwise specified in a prospectus supplement, the validity of each issue of the debt securities offered will be passed upon for us by Latham & Watkins LLP, Los Angeles, California and Barnes & Thornburg LLP, Indianapolis, Indiana.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Simon Property Group, L.P., included in its Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Simon Property Group, L.P.’s internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES
Pursuant to our partnership agreement and the articles of incorporation and bylaws of Simon Property, we will indemnify any of our officers or directors who is made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was an officer or director to the fullest extent permitted by Indiana law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and persons controlling pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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INCORPORATION OF INFORMATION WE FILE WITH THE SEC
The SEC allows us to “incorporate by reference” the information we file with them, which means:
•
incorporated documents are considered part of this prospectus;

•
we can disclose important information to you by referring you to those documents; and

•
information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus.

Our Exchange Act filing number is 001-36110.
The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents and information deemed to have been furnished and not filed in accordance with SEC rules) until we have sold all of the securities to which this prospectus relates or the applicable offering of securities is otherwise terminated:
•
our Annual Report on Form 10-K for the year ended December 31, 2024;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025; and

•
our Current Reports on Form 8-K filed with the SEC on May 15, 2025 and August 19, 2025.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the document), call or write us at the following address: Simon Property Group, 225 West Washington Street, Indianapolis, Indiana 46204, Attention: Investor Relations (317) 685-7330.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth all expenses in connection with the distribution of the securities being registered. All amounts shown below are estimates:
Securities and Exchange Commission registration fee	$	*
Accountants’ fees and expenses		**
Legal fees and expenses		**
Printing		**
Miscellaneous		**
Total	$	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”), and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
These fees are calculated based upon the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
The officers and directors of Simon Property Group, Inc. (the “Company”) are indemnified under Indiana law, the Company’s articles of incorporation and the limited partnership agreement of Simon Property Group, L.P. (the “Operating Partnership”) against certain liabilities. Chapter 37 of the Indiana Business Corporation Law (the “IBCL”) authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith; in the case of official action, the individual reasonably believed that the conduct was in the corporation’s best interests and in all other cases, that the conduct was not against the best interests of the corporation; and in the case of criminal proceedings, the individual either had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful. Chapter 37 also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding (“advancement of expenses”). Chapter 37 states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.
The Company’s articles of incorporation and bylaws, as currently in effect, provide for indemnification, to the fullest extent permitted by the IBCL, of its directors, officers, employees, and agents against liability and reasonable expenses that may be incurred by them, arising out of any threatened, pending or completed investigation, claim, suit or proceeding, whether civil, administrative, investigative, or criminal in which they may become involved by reason of being or having been a director, officer, employee, or agent. To be entitled to indemnification, (a) those persons must have been wholly successful in the claim or action or (b) the board of directors, independent legal counsel or the shareholders must have determined that such persons acted in good faith in what they reasonably believed to be in the Company’s best interest, or in the case of conduct not in the individual’s official capacity with us, did not act in opposition to the Company’s best interest. In addition, in any criminal action, such persons must have had reasonable cause to believe that their conduct was lawful or had no reasonable cause to believe that their conduct was unlawful. The Company’s articles of incorporation and bylaws provide for mandatory advancement of expenses to such persons provided certain conditions are met, including provision of a written undertaking to repay such advancements, should it be determined that the person is not entitled to indemnification.
The Company’s articles of incorporation contain a provision stating that a director’s responsibility to the Company will be limited to discharging his or her duties as a director, including his or her duties as a member of any committee of the board of directors upon which he or she may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the Company, all based on the facts then known to the director. In discharging his or her duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (i) one or more officers or employees of the Company whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants, or other persons as to matters the director reasonably believes are within such person’s professional or expert competence; or (iii) a committee of the board of directors of which the director is not a member if the director reasonably believes the committee merits confidence (but a director is not acting in good faith if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by this paragraph unwarranted). The articles of incorporation further provide that a director shall not be liable for any action taken as a director, or any failure to take any action, unless (x) the director has breached or failed to perform the duties of the director’s office in compliance with the preceding provisions of this paragraph; and (y) the breach or failure to perform constitutes willful misconduct or recklessness.
The limited partnership agreement of the Operating Partnership provides for indemnification of the officers and directors of each general partner of the Operating Partnership to the same extent indemnification is provided to officers and directors of the Company in its articles of incorporation, and limits the liability of such general partners and their officers and directors to the Operating Partnership and their partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Company’s articles of incorporation.
The Company has entered into indemnification agreements with each of its directors and officers. The indemnification agreements require, among other things, that the Company indemnify its directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover each director and officer if the Company obtains directors’ and officers’ liability insurance.
In addition, the Company has a directors’ and officers’ liability and company reimbursement policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.
Item 16.   Exhibits.
Exhibit No.	Description of Exhibit
1.1*	Form of underwriting or purchase agreement for equity securities.
1.2*	Form of underwriting or purchase agreement for debt securities.
2.1	Plan of Conversion of Simon Property Group, Inc. (incorporated by reference to Exhibit 2.1 of Simon Property Group, Inc.’s and Simon Property Group, L.P.’s Form 8-K filed May 15, 2025).
2.2	Plan of Conversion of Simon Property Group, L.P. (incorporated by reference to Exhibit 2.2 of Simon Property Group, Inc.’s and Simon Property Group, L.P.’s Form 8-K filed May 15, 2025).
4.1	Articles of Incorporation of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.1 of Simon Property Group, Inc.’s and Simon Property Group, L.P.’s Form 8-K filed May 15, 2025).

Exhibit No.	Description of Exhibit
4.2	Certificate of Powers, Designations, Preferences and Rights of the 8 3∕8% Series J Cumulative Redeemable Preferred Stock, $0.0001 Par Value (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by Simon Property Group, Inc. on October 20, 2004).
4.3	Bylaws of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.2 of Simon Property Group, Inc.’s and Simon Property Group, L.P.’s Form 8-K filed May 15, 2025).
4.4	Ninth Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P. dated as of May 15, 2025 (incorporated by reference to Exhibit 3.4 of Simon Property Group, Inc.’s and Simon Property Group, L.P.’s Form 8-K filed May 15, 2025).
4.5	Certificate of Limited Partnership of Simon Property Group, L.P. (incorporated by reference to Exhibit 3.3 of Simon Property Group, Inc.’s and Simon Property Group, L.P.’s Form 8-K filed May 15, 2025).
4.6	Registration Rights Agreement, dated as of September 24, 1998, by and among Simon Property Group, Inc. and the persons named therein (incorporated by reference to Exhibit 4.4 of the Current Report on Form 8-K filed by Simon Property Group, Inc. on October 9, 1998).
4.7	Registration Rights Agreement, dated as of August 27, 1999, by and among Simon Property Group, Inc. and the persons named therein (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 filed by Simon Property Group, Inc. on March 24, 2004 (Reg. No. 333-113884)).
4.8	Registration Rights Agreement, dated as of November 14, 1997 by and between O’Connor Retail Partners, L.P. and Simon DeBartolo Group, Inc. (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3 filed by Simon Property Group, Inc. on December 7, 2001 (Reg. No. 333-74722)).
4.9*	Form of Designation for Preferred Stock.
4.10*	Form of Preferred Stock Certificate.
4.11*	Form of Warrant Agreement.
4.12*	Form of Warrant Certificate.
4.13*	Form of Deposit Agreement.
4.14	Indenture dated November 26, 1996, by and among Simon Property Group, L.P. and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee, and other persons (incorporated by reference to the form of this document filed as Exhibit 4.1 to the Registration Statement on Form S-3 filed by Simon Property Group, L.P. on October 21, 1996 (Reg. No. 333-11491)).
5.1	Opinion of Latham & Watkins LLP.
5.2	Opinion of Barnes & Thornburg LLP.
8.1	Tax Opinion of Latham & Watkins LLP regarding REIT qualification.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Latham & Watkins LLP (contained in their opinions filed as Exhibits 5.1 and 8.1).
23.3	Consent of Barnes & Thornburg LLP (contained in their opinions filed as Exhibit 5.2).
24	Power of Attorney (included on the Signature Page).
25+	Statement of Eligibility of Trustee on Form T-1.
107+	Calculation of Filing Fee Table.

+
Previously filed.

*
To be filed by amendment with a prospectus supplement or incorporated by reference from a Current Report on Form 8-K.

Item 17.   Undertakings.
(a)   Each undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by such Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)   That, for the purpose of determining liability of each Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
Such undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.
(b)   Each undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on January 6, 2026.
SIMON PROPERTY GROUP, INC.
By:	/s/ David Simon David Simon, Chairman of the Board of Directors, Chief Executive Officer and President
SIMON PROPERTY GROUP, L.P.
By: Simon Property Group, Inc., General Partner
By:	/s/ David Simon David Simon, Chairman of the Board of Directors, Chief Executive Officer and President

POWER OF ATTORNEY
Each person whose signature appears below hereby authorizes David Simon, Brian J. McDade and Steven E. Fivel, or any of them, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this Registration Statement, including post-effective amendments, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrants deem appropriate.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on January 6, 2026.
Signature	Title
/s/ David Simon David Simon	Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer) and President
/s/ Eli Simon Eli Simon	Director and Chief Investment Officer
* Richard S. Sokolov	Director and Vice Chairman
* Glyn F. Aeppel	Director
* Larry C. Glasscock	Director
* Nina P. Jones	Director
* Reuben S. Leibowitz	Director
* Randall J. Lewis	Director
* Gary M. Rodkin	Director
* Peggy F. Roe	Director
* Stefan M. Selig	Director

Signature	Title
* Daniel C. Smith	Director
* Marta R. Stewart	Director
* Brian J. McDade	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Adam J. Reuille	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
*By: /s/ David Simon David Simon Attorney-in-Fact